Exhibit 99.1

RELEASE: IMMEDIATE

GETTY REALTY CORP. ANNOUNCES RESULTS FOR THE SECOND QUARTER 2015

- 10% Increase in Quarterly AFFO per Share, Excluding Income from the Marketing Estate -

- Closes Accretive Acquisition of 77 Properties in June 2015 -

- Raises 2015 Annual AFFO per Share Guidance -

JERICHO, NY, August 10, 2015 — Getty Realty Corp. (NYSE-GTY) (“Getty” or the “Company”) announced its financial results for the quarter ended June 30, 2015.

Highlights For The Quarter Ended June 30, 2015:

•	Funds from operations (FFO) of $0.55 per share.

•	Adjusted funds from operations (AFFO) of $0.55 per share.

•	Net income of $0.34 per share.

•	Received $0.22 per share of one-time income from the Marketing Estate.

•	Acquired 78 properties for $216.9 million in the aggregate.

•	Disposed of six properties for $1.4 million in the aggregate.

David B. Driscoll, Getty’s President & Chief Executive Officer commented, “Our acquisition of 77 properties in the western half of the United States this quarter marks a big step in the growth of our Company. We expect the additional properties will increase our annual revenues by approximately 15% while materially expanding our geographic reach. As a direct result of this acquisition, we also increased our quarterly cash dividend by two cents per share to $0.24 per quarter. Our portfolio of properties and focus on controlling costs continues to provide consistent earnings and cash flow growth represented by our 10% AFFO per share growth in the quarter. As we move ahead, we remain committed to executing on our strategy of selectively adding to our portfolio and controlling costs. We believe we are well positioned to continue to create value for our shareholders.”

Net Earnings:

The Company reported net earnings for the quarter ended June 30, 2015 of $11.6 million, or $0.34 per share, as compared to net earnings of $6.6 million, or $0.20 per share for the quarter ended June 30, 2014. The Company reported net earnings for the six months ended June 30, 2015 of $10.5 million, or $0.31 per share, as compared to net earnings of $16.3 million, or $0.48 per share, for the six months ended June 30, 2014. Results for both the quarter and six months ended June 30, 2015 include approximately $7.4 million, or $0.22 per share, of income received from the Marketing Estate (as defined below).

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO):

FFO for the quarter ended June 30, 2015 was $18.5 million, or $0.55 per share, as compared to $9.8 million, or $0.29 per share, for the quarter ended June 30, 2014. FFO for the six months ended June 30, 2015 was $29.0 million, or $0.86 per share, as compared to $20.2 million, or $0.60 per share, for the six months ended June 30, 2014. Results for both the quarter and six months ended June 30, 2015 include approximately $7.4 million, or $0.22 per share, of income received from the Marketing Estate.

AFFO for the quarter ended June 30, 2015 was $18.5 million, or $0.55 per share, as compared to $10.1 million, or $0.30 per share, for the quarter ended June 30, 2014. AFFO for the six months ended June 30, 2015 was $29.6 million, or $0.87 per share, as compared to $19.4 million, or $0.58 per share, for the quarter ended June 30, 2014. Results for both the quarter and six months ended June 30, 2015 include approximately $7.4 million, or $0.22 per share, of income received from the Marketing Estate.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. AFFO and FFO are defined and reconciled to net earnings in the financial tables at the end of this release. Beginning in the fourth quarter of 2014, the Company revised its definition of AFFO, see “Non-GAAP Financial Measures” below.

Operating Income:

Total revenues from continuing operations were $26.2 million for the quarter ended June 30, 2015, as compared to $25.1 million for the quarter ended June 30, 2014. Total revenues from continuing operations were $50.9 million for the six months ended June 30, 2015, as compared to $49.6 million for the six months ended June 30, 2014. The increase in total revenues for the quarter and six months ended June 30, 2015 was primarily due to approximately $1.4 million of revenues from the United Oil Transaction (as defined below) in June 2015, offset by reductions in revenue recognition adjustments.

Rental property expenses from continuing operations declined by $0.5 million to $5.5 million for the quarter ended June 30, 2015, as compared to $6.0 million for the quarter ended June 30, 2014. Rental property expenses from continuing operations were $11.6 million for the six months ended June 30, 2015, as compared to $12.0 million for the six months ended June 30, 2014. The improvement in rental property expenses for the quarter and six months ended June 30, 2015 was primarily attributable to reductions in maintenance and other property related expenses paid by the Company.

Environmental expenses from continuing operations were $1.8 million for the quarter ended June 30, 2015, as compared to $1.7 million for the quarter ended June 30, 2014. Environmental expenses included in continuing operations were $3.7 million for the six months ended June 30, 2015, as compared to $2.6 million for the six months ended June 30, 2014. The increase in environmental expenses for the six months ended June 30, 2015 was principally due to $0.9 million of increases in environmental remediation costs.

General and administrative expenses from continuing operations were $4.8 million for the quarter ended June 30, 2015, as compared to $3.8 million for the quarter ended June 30, 2014. General and administrative expenses from continuing operations were $8.6 million for the six months ended June 30, 2015, as compared to $8.0 million for the six months ended June 30, 2014. The increase in general and administrative expenses for the quarter and six months ended June 30, 2015 was principally due to increases in legal and professional fees, including costs associated with the United Oil Transaction.

Non-cash impairment charges from continuing operations were $2.0 million for the quarter ended June 30, 2015, as compared to $0.4 million for the quarter ended June 30, 2014. Non-cash impairment charges from continuing operations were $8.7 million for the six months ended June 30, 2015, as compared to $0.6 million for the six months ended June 30, 2014. The non-cash impairment charges for the quarter and six months ended June 30, 2015 were primarily attributable to reductions in estimates of value for certain of the Company’s transitional properties and increases in asset retirement costs associated with the Company’s environmental liabilities.

During the quarter and six months ended June 30, 2015, the Company received a distribution from the Getty Petroleum Marketing Inc. bankruptcy estate (the “Marketing Estate”) of approximately $7.4 million on account of the Company’s general unsecured claims and due to the resolution of a dispute regarding the Company’s agreement to fund the lawsuit that was brought against Lukoil Americas Corporation. The Company expects to receive additional distributions from the Marketing Estate, however, the Company cannot provide any assurance as to the timing or the total amount of such future distributions.

Acquisition and Disposition Activity:

The Company acquired 78 properties for approximately $216.9 million during the quarter ended June 30, 2015. Substantially all of the Company’s acquisition activity was attributable to its $214.5 million acquisition of 77 properties from affiliates of Pacific Convenience and Fuels LLC, which were simultaneously triple-net leased to United Oil, a leading regional convenience store and gas station operator, on June 3, 2015 (the “United Oil Transaction”). These properties are located in Northern California, Southern California, Colorado, Washington, Nevada and Oregon. The acquired properties operate under several well recognized brands including 76, Conoco, Circle K, 7-11 and My Goods Market.

During the quarter ended June 30, 2015, the Company sold six properties for $1.4 million in the aggregate. Subsequent to June 30, 2015, the Company has sold 52 additional properties for $16.3 million in the aggregate. The Company is continuing a process of disposing of assets that do not meet the long-term growth criteria of its core portfolio.

2015 AFFO Guidance:

The Company has increased its 2015 AFFO guidance to a range of $1.25 to $1.30 per diluted share from a range of $1.20 to $1.25 per diluted share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities, and also excludes payments that have or may be received from the Marketing Estate in 2015. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the Securities and Exchange Commission.

Conference Call Information:

Getty Realty Corp.’s Second Quarter Earnings Conference Call is scheduled for, Monday, August 10, 2015 at 5:00 p.m. Eastern Time. To participate in the call, please dial 1-888-240-1347 or 1-913-312-1462, for international participants, ten minutes before the scheduled start time and reference pass code 5529910.

A replay will be available on August 10, 2015 beginning at 8:00 p.m. Eastern Time through 11:59 p.m. Eastern Time, August 17, 2015. To access the replay, please dial 1-877-870-5176 or 1-858-384-5517, for international participants, and reference pass code 5529910.

About Getty Realty Corp.:

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of convenience store/gas station properties. The Company currently owns and leases approximately 875 properties nationwide.

Non-GAAP Financial Measures:

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, non-cash impairment charges, extraordinary items and cumulative effect of accounting change. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and; accordingly, may not be comparable.

FFO and AFFO are not in accordance with, or a substitute for measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO excludes various items such as gains or losses on property dispositions, depreciation and amortization of real estate assets and non-cash impairment charges. In Getty’s case, however, GAAP net earnings and FFO typically include the impact of Revenue Recognition Adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases are recognized on a straight-line (or average) basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s co-investment commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO also include non-cash environmental accretion expense and non-cash changes in environmental estimates, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual items. Property acquisition costs are expensed, generally in the period when properties are acquired, and are not reflective of recurring operations. Other unusual items are not reflective of recurring operations.

Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that the Company believes best represents its recurring financial performance. Beginning in the fourth quarter of 2014, the Company revised its definition of AFFO to exclude non-cash environmental accretion expense and non-cash changes in environmental estimates as these items do not impact the Company’s recurring cash flow. AFFO for all periods presented has been restated to conform to the Company’s revised definition.

The Company’s revised definition of AFFO is defined as FFO less Revenue Recognition Adjustments (net of allowances), acquisition costs, non-cash environmental accretion expense and non-cash changes in environmental estimates and other unusual items. In the Company’s view, AFFO provides a more accurate depiction than FFO of its fundamental operating performance as AFFO removes non-cash Revenue Recognition Adjustments related to: (i) scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) rent due from direct financing leases; and (iv) the amortization of deferred lease incentives. The Company’s definition of AFFO also excludes non-cash, or non-recurring items such as: (i) non-cash environmental accretion expense and non-cash changes in environmental estimates, (ii) costs expensed related to property acquisitions; and (iii) other unusual items. By providing AFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

Forward-Looking Statements:

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES”, “ANTICIPATES”, “MAY” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE BUT ARE NOT LIMITED TO STATEMENTS MADE BY MR. DRISCOLL REGARDING THE COMPANY’S OPERATING RESULTS, ABOUT THE COMPANY’S GROWTH IN CERTAIN REGIONS, ABOUT DISTRIBUTIONS THE COMPANY MAY RECEIVE FROM THE MARKETING ESTATE AND RELATED TO THE COMPANY’S AFFO GUIDANCE.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	June 30,	December 31,
	2015	2014
Assets:
Real Estate:
Land	$483,985	$344,324
Buildings and improvements	317,584	246,112

	801,569	590,436
Less – accumulated depreciation and amortization	(103,072)	(99,510)

Real estate held for use, net	698,497	490,926
Real estate held for sale, net	2,567	4,343

Real estate, net	701,064	495,269
Net investment in direct financing leases	94,968	95,764
Deferred rent receivable (net of allowance of $7,004 at June 30, 2015 and $7,009 at December 31, 2014)	23,102	21,049
Cash and cash equivalents	9,786	3,111
Restricted cash	409	713
Notes and mortgages receivable	34,242	34,226
Accounts receivable (net of allowance of $4,556 at June 30, 2015 and $4,160 at December 31, 2014)	4,405	4,395
Prepaid expenses and other assets	48,614	32,974

Total assets	$916,590	$687,501

Liabilities and Shareholders’ Equity:
Borrowings under credit lines	$166,000	$25,000
Term loan	175,000	100,000
Mortgage payable, net	349	344
Environmental remediation obligations	93,057	91,566
Dividends payable	7,442	12,150
Accounts payable and accrued expenses	71,600	51,417

Total liabilities	513,448	280,477
Commitments and contingencies	—	—
Shareholders’ equity:
Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 33,420,542 at June 30, 2015 and 33,417,203 at December 31, 2014	334	334
Paid-in capital	463,834	463,314
Dividends paid in excess of earnings	(61,026)	(56,624)

Total shareholders’ equity	403,142	407,024

Total liabilities and shareholders’ equity	$916,590	$687,501

GETTY REALTY CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues:
Revenues from rental properties	$25,461	$24,350	$49,381	$48,108
Interest on notes and mortgages receivable	781	756	1,562	1,470

Total revenues	26,242	25,106	50,943	49,578

Operating expenses:
Rental property expenses	5,502	6,014	11,648	11,976
Impairment charges	2,006	423	8,733	590
Environmental expenses	1,784	1,700	3,653	2,581
General and administrative expenses	4,835	3,805	8,623	8,032
Allowance for uncollectible accounts	366	1,554	417	2,324
Depreciation and amortization expense	3,977	2,339	7,563	4,662

Total operating expenses	18,470	15,835	40,637	30,165

Operating income	7,772	9,271	10,306	19,413
Loss on dispositions of real estate	(40)	—	(258)	—
Other income	7,379	37	7,384	168
Interest expense	(3,353)	(2,434)	(5,736)	(5,014)

Earnings from continuing operations	11,758	6,874	11,696	14,567
Discontinued operations:
Loss from operating activities	(171)	(1,454)	(1,338)	(2,662)
Gains from dispositions of real estate	32	1,217	124	4,370

(Loss)/earnings from discontinued operations	(139)	(237)	(1,214)	1,708

Net earnings	$11,619	$6,637	$10,482	$16,275

Basic and diluted earnings per common share:
Earnings from continuing operations	$0.34	$0.20	$0.34	$0.43
(Loss)/earnings from discontinued operations	$—	$—	$(0.03)	$0.05
Net earnings	$0.34	$0.20	$0.31	$0.48
Basic and diluted weighted-average shares outstanding	33,420	33,403	33,419	33,400

GETTY REALTY CORP. AND SUBSIDIARIES

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Net earnings	$11,619	$6,637	$10,482	$16,275
Depreciation and amortization of real estate assets	3,977	2,339	7,563	4,662
Loss (gains) from dispositions of real estate	8	(1,217)	134	(4,370)
Impairment charges	2,883	2,014	10,796	3,677

Funds from operations	18,487	9,773	28,975	20,244
Revenue recognition adjustments	(756)	(1,576)	(1,335)	(3,824)
Allowance for deferred rent receivable	(14)	748	(4)	1,584
Allowance for mortgage receivable	—	133	—	133
Non–cash changes in environmental estimates	(815)	346	(864)	(13)
Accretion expense	1,229	666	2,398	1,286
Acquisition costs	413	26	413	26

Adjusted funds from operations	$18,544	$10,116	$29,583	$19,436

Diluted per share amounts:
Earnings per share	$0.34	$0.20	$0.31	$0.48
Funds from operations per share	$0.55	$0.29	$0.86	$0.60
Adjusted funds from operations per share	$0.55	$0.30	$0.87	$0.58
Diluted weighted average shares outstanding	33,420	33,403	33,419	33,400

Contact	ChristopherJ. Constant
(516) 478-5460